EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Form 10-K/A Amendment No. 2 of McCormick & Company, Incorporated and subsidiaries of our report dated January 19, 2000 with respect to the consolidated financial statements of McCormick & Company, Incorporated and subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended November 30, 1999, as amended on this Form 10-K/A Amendment No.2.

Our audits also included the financial statement schedule of McCormick & Company, Incorporated and subsidiaries listed in Item 14(a) of the Annual
Report on Form 10-K for the year ended November 30, 1999, as amended on this Form 10-K/A Amendment No. 2. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements of McCormick & Company, Incorporated and subsidiaries and in the related Prospectuses (if applicable) of our report dated January 19, 2000, with respect to the consolidated financial statements of McCormick & Company, Incorporated and subsidiaries included in the Annual Report on Form 10-K for the year ended November 30, 1999, as amended on this Form 10-K/A Amendment No. 2. and our report included in the preceding paragraph with respect to the financial statement schedule included in the the Annual Report on Form 10-K for the year ended November 30, 1999, as amended on this Form 10-K/A Amendment No. 2. of McCormick & Company, Incorporated.

                     Form              Registration Number            Date Filed
                ---------------------------------------------------------------------
                      S-3                   333-46490                  11/21/00
                      S-8                   333-93231                  12/21/99
                    8-A/12B                   1-14920                   4/26/99
                      S-8                   333-74963                   3/24/99
                      S-3                   333-47611                   3/9/98
                      S-8                     33-2372                   3/21/97
                      S-3                    33-66614                   7/27/93
                      S-3                    33-40920                   5/29/91
                      S-8                    33-33725                    3/2/90
                      S-3                    33-32712                  12/21/89
                      S-8                    33-24660                   3/16/89
                      S-3                    33-25569                   9/15/88
                      S-8                    33-24658                   9/15/88


                                         /s/  Ernst & Young LLP

Baltimore, Maryland
January 22, 2001